Exhibit 23.1


                                Durland & Company

                           A PROFESSIONAL ASSOCIATION
                     PO Box 1175, Palm Beach, Florida, 33480
                 Phone (561) 881-9885 - Facsimile (561) 881-9886
                               WWW.DURLAND-CPA.COM



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use in this registration statement on Form SB-2 of our report dated June 13, 2005, relating to the financial statements of Poseidis, Inc. as of and for the two year period ended February 28, 2005 and to the reference to our firm as experts in the registration statement. We are no longer the independent public accountants for the Company.


                                            /s/ Durland & Company, CPAs, PA
                                            DURLAND & COMPANY, CPAs, P.A.

Palm Beach, Florida

14 April 2006